UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VERASUN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

South Dakota (State of incorporation or organization)	20-3430241 (I.R.S. Employer Identification No.)

100 22nd Avenue Brookings, South Dakota (Address of principal executive offices)	57006 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each
Class is to be Registered

Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-132861
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the common stock of the Registrant set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-132861) filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2006, as amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.
Item 2. Exhibits
     The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description

1.	Registrant’s Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement.

2.	Registrant’s Bylaws, as amended, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement.

3.	Shareholder Agreement, dated November 30, 2005, by and among the Registrant, the Shareholders of the Registrant and Teachers Insurance and Annuity Association of America, incorporated by reference to Exhibit 4.4 of the S-1 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     Dated: June 13, 2006

VERASUN ENERGY CORPORATION
By:	/s/ Donald L. Endres
Donald L. Endres, Chief Executive Officer

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